Exhibit 99.1

Contact:

William B. Boni

VP, Investor Relations/

Corp. Communications

Minerva Neurosciences, Inc.

(617) 600-7376

FOR IMMEDIATE RELEASE

MINERVA NEUROSCIENCES ELECTS WILLIAM DOYLE AND HANS PETER HASLER

TO BOARD OF DIRECTORS

Waltham, MA, December 11, 2017 – Minerva Neurosciences, Inc. (NASDAQ: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system (CNS) disorders, today announced the election of William F. Doyle and Hans Peter Hasler to the Board of Directors of the Company.

“Bill Doyle and Hans Peter Hasler bring distinguished leadership backgrounds and complementary sets of expertise to Minerva’s Board of Directors,” said Dr. Fouzia Laghrissi-Thode, Board member and chairperson of the search committee at Minerva. “Their bio-pharma industry-specific experience, which encompasses strategic development, partnering, licensing, product launches, marketing and commercialization, will benefit Minerva as the foundation is laid for the commercialization of the Company’s products currently in advanced clinical development. We look forward to Bill’s and Hans’s entrepreneurial and operational perspectives on how Minerva can best add value beyond its clinical achievements to help patients suffering from neuropsychiatric diseases.”

Mr. Doyle is Executive Chairman of Novocure Ltd. (NASDAQ: NVCR), a commercial stage oncology company pioneering a novel therapy for solid tumors, where he has served as Chairman of the Board since 2009 and a director since 2004. Mr. Doyle has also been the Managing Director of WFD Ventures LLC, a private venture capital firm he co-founded, since 2002. Previously, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and Vice President, Licensing and Acquisitions. While at Johnson & Johnson, Mr. Doyle was also Chairman of the Medical Devices Research and Development Council, Worldwide President of Biosense-Webster, Inc. and a member of the boards of Cordis Corporation and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. Earlier in his career, Mr. Doyle was a management consultant in the global healthcare practice of McKinsey & Company. His additional board positions include the private company, Blink Health Ltd., and OptiNose US, Inc. (NASDAQ: OPTN). Mr. Doyle holds an S.B. in materials science and engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Mr. Hasler is Founder and Chief Executive Officer of Vicarius Pharma AG, a privately held company that provides strategic options to non-European bio-pharma companies in bringing late-stage assets to the European market. He also is a Senior Advisor at SBTech Global Advisory. His prior corporate experience includes Elan Corporation, where he was Chief Operating Officer, and Biogen, Inc., where his positions included Chief Operating Officer, Executive Vice President, Head of Global Neurology and International. Previously, Mr. Hasler was at Wyeth Pharmaceuticals as Senior Vice President, Chief Marketing Officer and Managing Director of Wyeth Group Germany and General Manager, Wyeth-Lederle Switzerland, Austria and ECE. Mr. Hasler is Chairman of the Board of HBM Healthcare Investments AG in Zug, Switzerland and Director of the Board of Dr. Reddy’s Laboratories in Hyderabad, India. Mr. Hasler holds a Federal Swiss Commercial Diploma and a Marketing Manager Certificate from the Swiss Institute of Business Economy SIB, Zurich, Switzerland.

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of products to treat CNS diseases. Minerva’s proprietary compounds include: MIN-101, in clinical development for schizophrenia; seltorexant (MIN-202 or JNJ-42847922), in clinical development for insomnia and major depressive disorder (MDD); MIN-117, in clinical development for MDD; and MIN-301, in pre-clinical development for Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market under the symbol “NERV.” For more information, please visit www.minervaneurosciences.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein regarding our ability to successfully develop and commercialize our therapeutic products. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 6, 2017. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.